Exhibit 4.10

AMENDMENT NO. 2 TO
STOCKHOLDERS’ VOTING AGREEMENT

This AMENDMENT NO. 2 TO STOCKHOLDERS’ VOTING AGREEMENT (this “Amendment”) is made as of April 23, 2012, by and among Supernus Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and the Investors listed on Exhibit A of the Voting Agreement (as defined below). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Voting Agreement (as defined below).

WHEREAS, the parties hereto desire to amend the Stockholders’ Voting Agreement dated as of December 22, 2005, as amended on February 3, 2006 (the “Voting Agreement”), by and among the Company, the Holders and the Investors;

WHEREAS, pursuant to Section 3.7(a) of the Voting Agreement, the written consent of the Company and Investors holding a majority in interest of the outstanding Conversion Shares is required to amend the Voting Agreement;

WHEREAS, the undersigned Investors represent the holders of at least a majority in interest of the outstanding Conversion Shares; and

NOW THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.               Section 3.3(a) of the Voting Agreement shall be amended and restated in its entirety to read as follows:

“This Agreement shall terminate (i) upon the completion of a firm commitment underwritten public offering of shares of Common Stock approved by the Board of Directors of the Company or (ii) immediately prior to the consummation of any consolidation or merger of the Company into or with any other entity or entities (except a consolidation or merger with or into a wholly-owned subsidiary of the Company, or except a consolidation or a merger in which the Company’s voting shares outstanding immediately prior to such transaction continue to represent a majority by voting power of the voting shares of the corporation outstanding immediately following the transaction).”

2.               Entire Agreement. This Amendment and the Voting Agreement (including any and all exhibits, schedules and other instruments contemplated hereby and thereby) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter. Except as amended by this Amendment, the Voting Agreement remains in full force and effect.

3.               Governing Law. This Amendment shall be governed by and construed in accordance with the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

4.               Severability. If any provision of this Amendment shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Amendment, and this Amendment shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

5.               Counterparts. This Amendment may be executed and delivered (including by electronic or facsimile transmission) in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 2 to Stockholders’ Voting Agreement as of the date first above written.

SUPERNUS PHARMACEUTICALS, INC.

By:	/s/ Jack A. Khattar
Name:	Jack A. Khattar
Title:	President & Chief Executive Officer

Signature Page to Amendment No. 2 to Voting Agreement

INVESTORS:

NEW ENTERPRISE ASSOCIATES 11, LIMITED PARTNERSHIP

By:	NEA Partners 11, Limited Partnership, its general partner
By:	NEA 11 GP, LLC, its general partner

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

NEA VENTURES 2005, LIMITED PARTNERSHIP

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Vice-President

Signature Page to Amendment No. 2 to Voting Agreement

INVESTORS:

ORBIMED PRIVATE INVESTMENTS II, LP

By:	OrbiMed Capital II LLC
Its:	General Partner

By:	OrbiMed Advisors LLC
Its:	Managing Member

By:	/s/ Michael B. Sheffery
Name:	Michael B. Sheffery
Title:	Member

ORBIMED PRIVATE INVESTMENTS (QP) II, LP

By:	OrbiMed Capital II LLC
Its:	General Partner

By:	OrbiMed Advisors LLC
Its:	Managing Member

By:	/s/ Michael B. Sheffery
Name:	Michael B. Sheffery
Title:	Member

UBS JUNIPER CROSSOVER FUND, L.L.C.

By:	OrbiMed Advisors LLC,
in its capacity as a Member of UBS Juniper Management, L.L.C., as Investment Adviser to UBS Juniper Crossover Fund, L.L.C.

By:	/s/ Michael B. Sheffery
Name:	Michael B. Sheffery
Title:	Member

Signature Page to Amendment No. 2 to Voting Agreement

INVESTORS:

ABINGWORTH BIOVENTURES IV LP

By:	/s/ James Abell
Name:	James Abell
Title:	Director

ABINGWORTH BIOVENTURES IV EXECUTIVES LP

By:	/s/ James Abell
Name:	James Abell
Title:	Director

Signature Page to Amendment No. 2 to Voting Agreement